CENTRAL VERMONT PUBLIC SERVICE

                           CORPORATION


                            __________


               Thirty-Ninth Supplemental Indenture



                  Dated as of December 29, 1997

                              and

     Resolutions Connected Therewith Adopted December 2, 1997



                      RECORDING INFORMATION

     ____________________________ Town Clerk's Office  Received
     this Supplemental Indenture for record on the ______ day of __________, 19___, at _____ o'clock, _____. M., and filed the bound copy as Book _____ in accordance with T 24 V.S.A.,
     Section 1155, and cross-indexed in the Land Records in Book _____ at Page _____.



                        Attest:  _________________________
                                        Town Clerk

          THIS SUPPLEMENTAL INDENTURE, dated as of December 29, 1997, by and between Central Vermont Public Service Corporation, a corporation duly organized and existing under the laws of the State of Vermont (hereinafter generally referred to as the Company), and The First National Bank of Boston, a national banking association (hereinafter generally referred to as the Trustee), as it is the first successor Trustee under the Indenture of Mortgage next hereinafter referred to, and State Street Bank and Trust Company, a Massachusetts trust company (hereinafter generally referred to as the Successor Trustee), as it is the second Successor Trustee under said Indenture of Mortgage,

          WITNESSETH that:

          Whereas the Company heretofore duly executed and delivered to Old Colony Trust Company, as Trustee, or to its successor as Trustee, an Indenture of Mortgage (hereinafter generally referred to as the Original Indenture), dated as of October 1, 1929, but actually executed on October 24, 1929 (the Original Indenture, with all indentures supplemental thereto as therein provided, being hereinafter generally referred to as the Mortgage), Liber 150 of Mortgages, Page 51, Grafton County (New Hampshire) Registry of Deeds, Liber 616, Folio 484, Sullivan County (New Hampshire) Records, Vol. 234, Page 531, in the Office of the Secretary of State of Connecticut, in the Office of the City Clerk of Rutland, Vermont, in the offices of the clerks of certain other towns and cities in the State of Vermont, and in the Office of the Secretary of State of the State of Vermont, to which Original Indenture this instrument is supplemental, and thirty-eight duly recorded indentures supplemental thereto and in modification and confirmation thereof, whereby all the properties of the Company, whether owned at the time of the execution thereof or thereafter acquired, with certain exceptions and reservations therein fully set forth, were granted, assigned, transferred, mortgaged and pledged to the Trustee, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued in accordance with the terms of the Mortgage and for other purposes more particularly set forth therein; and

          Whereas on January 4, 1971, Old Colony Trust Company was merged into The First National Bank of Boston which thereupon succeeded to the trusts under the Mortgage; and

          Whereas on September 29, 1995 The First National Bank of Boston sold substantially all its corporate trust business and assets to State Street Bank and Trust Company which thereupon commenced to act as trustee under the Mortgage (hereinafter referred to as the Succession); and

          Whereas on November 6, 1995 the Board of Directors of the Company confirmed State Street Bank and Trust Company as
     Successor Trustee in case the automatic succession provisions of the last paragraph of Section 12 of Article XV of the Mortgage might be deemed inapplicable to the Succession; and

          Whereas as of June 5, 1996 a Resignation and
     Appointment Agreement was executed and delivered by the Company, the Trustee and the Successor Trustee upon notice to the holders of all the bonds then outstanding and with the consent of the holders of a majority in principal amount of the bonds then outstanding given pursuant to instruments in writing signed by or on behalf of such holders and delivered to the Successor Trustee; and

          Whereas in order to comply with the obligations of the Company under the last sentence of the fourth paragraph of
     Section 12 of Article XV of the Mortgage and for the purpose of confirming the vesting of the trust estate in the Successor Trustee under Section 13 of Article XV of the Mortgage and of evidencing the Succession as permitted by
     Section 1(k) of Article XVI of the Mortgage, the Company, the Trustee and the Successor Trustee have duly and lawfully determined to execute this instrument; and

          Whereas in order to comply with the obligations of the Company in Section 12 of Article III and elsewhere in the Original Indenture, and the provisions of said section and of Section 1 of Article XVI of the Original Indenture, it is desirable and the Company is required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver this instrument for the purpose of complying with said obligations and provisions; and

          Whereas the Company has caused to be paid or redeemed all bonds issued under the Mortgage other than those now outstanding as described below and has caused to be paid or redeemed or has otherwise discharged the underlying bonds of its predecessor corporations described in the Original Indenture and the mortgages securing the same; and the Company has also issued and there are outstanding on the date of delivery hereof $97,000,000 in principal amount of First Mortgage Bonds, Series EE, FF, GG, HH, JJ, KK, LL, MM, NN and OO; and

          Whereas this Supplemental Indenture has been duly and legally authorized by the Board of Directors of the Company, and the use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture as heretofore and hereby supplemented, modified and confirmed.

          Now Therefore, in confirmation of and supplementing the Mortgage and pursuant to, in compliance with, and in execution of, the powers, authorities and obligations conferred, imposed and reserved therein and every other power, authority and obligation appertaining thereto, in consideration of the premises, and of the sum of one dollar to it duly paid by said State Street Bank and Trust Company and of other good and valuable consideration, the receipt whereof is hereby acknowledged, said Central Vermont Public Service Corporation has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm, unto said State Street Bank and Trust Company as Successor Trustee as aforesaid, and its successor or successors in the trusts under the Mortgage and hereunder, and its and their assigns,
     (a) all and singular the plants, rights, permits, franchises, privileges, easements and property, real, personal and mixed, described in the Original Indenture and each of the preceding Supplemental Indentures, and thereby or otherwise thereunder conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in the Original Indenture and each of the preceding Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or Successor Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture as heretofore supplemented and amended and (b) also, but without in any way limiting the generality of the foregoing, all of the right, title and interest of the Company in and to the franchises, rights, titles, interests, easements and properties described in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length.

          Subject, however, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Original Indenture and preceding Supplemental Indentures, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to.

          But Specifically Reserving and Excepting (as the same were reserved and excepted from the lien of the Original Indenture and all preceding Supplemental Indentures) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained (1) all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) and (c), both inclusive, of the granting clauses on page 11 of the Original Indenture, and (2) (as the same, pursuant to the provisions of Section 18(b) of
     Article 2 of the Fifth Supplemental Indenture, dated as of February 1, 1945, were reserved from the lien of the Original Indenture and the preceding Supplemental Indentures) all telephone properties, whether heretofore or now owned or hereafter acquired by the Company.

          To Have and to Hold all said property hereby conveyed, assigned, pledged or mortgaged, or intended so to be, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Successor Trustee, its successor or successors in the trusts under the Mortgage and hereunder and its and their assigns forever;

          But in Trust, Nevertheless, under and subject to the provisions and conditions, with all the powers and authority and for the trusts and purposes, herein and in the Mortgage set forth, (1) for the equal and proportionate benefit and security (except as provided in Section 3 of Article III and elsewhere in the Original Indenture as heretofore and hereby supplemented, modified and confirmed) of the holders of all bonds and interest coupons heretofore, now and hereafter issued under the Mortgage and from time to time outstanding, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable, and the performance of and compliance with the covenants and conditions of the Mortgage, without (except as aforesaid) any preference, distinction or priority as to lien or otherwise of any bond or coupon over any other bond or coupon by reason of the difference in the series or time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, so that each and every bond heretofore, now or hereafter issued under the Mortgage shall have the same lien, and so that the interest and principal of every such bond shall, subject to the terms of the Original Indenture, be equally and proportionally secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture; and (2) subject to the covenants, agreements, rights, privileges, immunities, trusts and duties set forth in the Original Indenture, as heretofore supplemented, modified and confirmed, and in this Supplemental Indenture.

          And it is Hereby Covenanted, Declared and Agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:


                            ARTICLE 1.

                  Trustee Succession and Assignment.

          Section 1. The Company, the Trustee and the Successor Trustee hereby confirm that effective at the opening of business on September 29, 1995 (the "Effective Time") State Street Bank and Trust Company became Successor Trustee under the Mortgage either by automatic succession to The First National Bank of Boston under the last paragraph of Section 12 of Article XV of the Mortgage or by the resignation of The First National Bank of Boston as Trustee, the acceptance of such resignation by the Company, the Company's appointment of State Street Bank and Trust Company as Successor Trustee and State Street Bank and Trust Company's acceptance of such appointment, each of which are hereby confirmed as of the Effective Time. The Successor Trustee represents that it now meets and at all times since the opening of business on September 29, 1995 has met the requirements specified in Section 1(a) of Article XV of the Mortgage. The Company, the Trustee and the Successor Trustee agree that the notice to and consent by holders of bonds outstanding described in the fifth recital of this Supplemental Indenture are sufficient to authorize the Succession to be confirmed as of the Effective Time by execution of this Supplemental Indenture and without the need for further notice to or actions by such holders, and further agree that State Street Bank and Trust Company has been acting as Trustee with their consent since the Effective Time.

          Section 2. The Company, the Trustee and the Successor Trustee agree that their intent is and has been to have the trust estate held by the Trustee as of the Effective Time vest in the Successor Trustee as of the Effective Time as provided in Section 13 of Article XV of the Mortgage. In order more certainly to vest and confirm the same in the Successor Trustee, the Trustee by these presents as of the Effective Time does give, grant, bargain, sell, transfer, assign, convey and confirm unto the Successor Trustee the trust estate and all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee as trustee under the Mortgage, and the Successor Trustee by these presents as of the Effective Time does acknowledge that it has accepted and holds the same as Successor Trustee under the Mortgage.


                             ARTICLE 2.

                     Miscellaneous Provisions.

          Section 1. The Successor Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Mortgage as if the provisions concerning the same were incorporated herein at length. Except in the case of the Trustee as to actions taken by the Trustee and except in the case of the Successor Trustee as to actions taken by the Successor Trustee, the recitals and statements in this Supplemental Indenture and in the bonds shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee or Successor Trustee, nor shall the Trustee or Successor Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the bonds, and the Trustee and Successor Trustee make no covenants or representations, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture.

          Section 2. This Supplemental Indenture shall become void when the Original Indenture as heretofore supplemented and amended shall be void.

          Section 3.     The Mortgage as supplemented hereby is
     ratified and confirmed in all respects.

          Section 4.If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939 as amended by the Trust Indenture Reform Act of 1990, through operation of
     Section 318(c), such imposed duties shall control.

          Section 5. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          In Witness Whereof, said Central Vermont Public Service Corporation has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Jonathan W. Booraem, its Treasurer and Agent in that behalf duly authorized, and said The First National Bank of Boston has caused this instrument to be executed in its corporate name and its corporate seal to be hereto affixed by one of its Authorized Officers, and State Street Bank and Trust Company has caused this instrument to be executed in its corporate name and its corporate seal


                (This space intentionally left blank)

     to be hereto affixed by one of its Assistant Vice
     Presidents, all as of the day and year first above written.

     Central Vermont Public Service Corporation,

     By:__________________________
     Jonathan W. Booraem
     Its Treasurer and Agent

     Attest:


     ______________________________
     Carole L. Root
     Assistant Secretary


     Signed, sealed and delivered on
     behalf of Central Vermont Public
     Service Corporation in the presence of:
                                              (Corporate Seal)

     _______________________
     Colleen A. Kelly

     _______________________
     Bonnie L. O'Rourke


     The First National Bank of Boston,
     as Trustee as aforesaid,

     By:__________________________
     E. Decker Adams
     Authorized Officer

     Signed, sealed and delivered on
     behalf of The First National Bank
     of Boston in the presence of:
                                              (Corporate Seal)


     _______________________
     Brian J. Curtis


     _______________________
     Henry W. Seemore


     State Street Bank and Trust Company
     as Successor Trustee as aforesaid,

     By:_________________________
     Henry W. Seemore
     Assistant Vice President

     Signed, sealed and delivered on
     behalf of State Street Bank and
     Trust Company in the presence of:
                                             (Corporate Seal)


     _______________________
     Brian J. Curtis


     _______________________
     E. Decker Adams

     State of Vermont,
     County of Rutland,     SS.


          On this 29th day of December, A.D. 1997, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Jonathan W. Booraem, Treasurer and Agent of said Central Vermont Public Service Corporation, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Rutland, Vermont; that he is Treasurer of Central Vermont Public Service Corporation, the Corporation described in and which executed the foregoing instrument as party of the first part; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order, and he acknowledged and declared that he executed the foregoing instrument and affixed the seal of said Central Vermont Public Service Corporation thereto as its Agent by authority of the Board of Directors of said Corporation, and acknowledged the same to be his free act and deed, and the free act and deed of said Corporation.

          Witness my hand and official seal the day and year aforesaid.


     _________________________________
     Bonnie L. O'Rourke, Notary Public

     My commission expires February 10, 1999

     (Notarial Seal)

     The Commonwealth of Massachusetts,
     County of Suffolk,     SS.


          On this     day of January, A.D. 1998, before me, a
     Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came E. Decker Adams, an Authorized Officer of The First National Bank of Boston, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Hingham, Massachusetts; that he is an Authorized Officer of The First National Bank of Boston, the corporation described in and which executed the foregoing instrument as party of the second part; that he knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Bank, and that he signed his name thereto by like authority, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank.

          Witness my hand and official seal the day and year aforesaid.


     __________________________
     Brian J. Curtis, Notary Public

     My commission expires April 6, 2001

     (Notarial Seal)


     The Commonwealth of Massachusetts,
     County of Suffolk,     SS.


          On this     day of January, A.D. 1998, before me, a
     Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came Henry W. Seemore, an Assistant Vice President of State Street Bank and Trust Company, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Brockton, Massachusetts; the he is an Assistant Vice President of State Street Bank and Trust Company, the corporation described in and which executed the foregoing instrument as party of the third part; that he knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Bank, and that he signed his name thereto by like authority, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank. And said Henry W. Seemore, an Assistant Vice President of said State Street Bank and Trust Company, further acknowledged that he accepted the trust hereinbefore created for, and on behalf of, said State Street Bank and Trust Company, Successor Trustee, upon the terms therein named.

          Witness my hand and official seal the day and year aforesaid.


     _____________________________
     Brian J. Curtis, Notary Public

     My commission expires April 6, 2001

     (Notarial Seal)


                              SCHEDULE A

     DESCRIPTION OF PROPERTIES

          All land and premises, rights, privileges and easements conveyed or purported to be conveyed to the Company in and by the following described deeds and the records thereof are hereby incorporated herein by reference:

     Properties acquired after December 16, 1993 or not previously described:

          (1)     Deed from Miller Holdings, dated November 3,
     1993, recorded in Book 335, Pages 162-163 of the Rutland
     City Land Records in the County of Rutland and State of
     Vermont.

          (2) Deed from Janet Geer, dated December 6, 1993, recorded in Book 87, Pages 136 of the Fairfax Land Records in the County of Franklin and State of Vermont.

          (3)     Deed from Springfield Regional Development
     Corporation, dated December 29, 1993, recorded in Book 120,
     Pages 202-204 of the Springfield Town Land Records in the
     County of Windsor and State of Vermont.

          (4)     Deed from The City of Rutland, dated January
     27, 1994, recorded in Book 335, Pages 164-165 of the Rutland
     City Land Records in the County of Rutland and State of
     Vermont.

          (5)     Deed from C & W Properties, Inc., dated August
     11, 1994, recorded in Book 51, Pages 84-87 of the Sunderland
     Town Land Records in the County of Bennington and State of
     Vermont.

          (6)     Deed from Robert and Cynthia M. Bienieki, dated
     September 15, 1994, recorded in Book 96, Page 65 of the
     Pittsford Land Records in the County of Rutland and State of
     Vermont.

          (7)     Deed from the Town of St. Johnsbury, dated
     September 19, 1994, recorded in Book 227, Pages 281-282 of the St. Johnsbury Land Records in the County of Caledonia and State of Vermont.

          (8)     Deed from Judith M. Sanders and Willo R.
     McCullough, dated April 6, 1995, recorded in Book 51, Page
     495 of the Royalton Land Records in the County of Windsor and State of Vermont.

          (9)     Deed from James H. Reynolds, dated April 17,
     1995, recorded in Book 47, Pages 267-269 of the Chittenden
     Land Records in the County of Rutland and State of Vermont.

          (10)    Deed from The Town of Chittenden, dated April
     24, 1997, recorded in Book 50, Pages 77-78 of the Chittenden
     Land Records in the County of Rutland and State of Vermont.

          Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

     IN NEW LONDON COUNTY, STATE OF CONNECTICUT:
     Waterford

     IN HARTFORD COUNTY, STATE OF CONNECTICUT:
     Berlin

     IN CUMBERLAND COUNTY, STATE OF MAINE:
     Yarmouth

     IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:
     Charleston     Cornish     Plainfield
     Claremont     Newport     Unity

     IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:
     Chesterfield     Hinsdale

     IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:
     Bath     Lyman     Orford
     Haverhill     Lyme     Piermont

     IN WASHINGTON COUNTY, STATE OF NEW YORK:
     Granville     Hampton

     IN RENSSELAER COUNTY, STATE OF NEW YORK:
     Hoosick

     IN ADDISON COUNTY, STATE OF VERMONT:
     Addison     Leicester     Ripton
     Bridport     Lincoln     Salisbury
     Bristol     Middlebury     Shoreham
     Cornwall     Monkton     Starksboro
     Ferrisburg     New Haven     Vergennes
     Goshen     Orwell     Weybridge
     Granville     Panton     Whiting
     Hancock

     IN BENNINGTON COUNTY, STATE OF VERMONT:
     Arlington     Manchester     Searsburg
     Bennington     Peru     Shaftsbury
     Dorset     Pownal     Sunderland
     Glastenbury     Rupert     Winhall
     Landgrove     Sandgate     Woodford

     IN CALEDONIA COUNTY, STATE OF VERMONT:
     Barnet     Lyndon     Walden
     Danville     Ryegate     Waterford
     Kirby     St. Johnsbury     Wheelock

     IN CHITTENDEN COUNTY, STATE OF VERMONT:
     Buels Gore     Essex      Milton
     Burlington     Huntington     Underhill
     Colchester     Jericho     Westford

     IN ESSEX COUNTY, STATE OF VERMONT:
     Concord     Guildhall      Victory
     Granby     Lunenburg

     IN FRANKLIN COUNTY, STATE OF VERMONT:
     Bakersfield     Fletcher     Richford
     Berkshire     Franklin     Sheldon
     Enosburg     Georgia     St. Albans City
     Fairfax     Highgate     St. Albans Town
     Fairfield     Montgomery     Swanton

     IN LAMOILLE COUNTY, STATE OF VERMONT:
     Belvidere     Eden     Johnson
     Cambridge     Hyde Park

     IN ORANGE COUNTY, STATE OF VERMONT:
     Bradford     Fairlee     Thetford
     Braintree     Newbury     Tunbridge
     Brookfield     Randolph     Vershire
     Chelsea     Strafford     West Fairlee

     IN ORLEANS COUNTY, STATE OF VERMONT:
     Lowell     Irasburg

     IN RUTLAND COUNTY, STATE OF VERMONT:
     Benson     Middletown Springs     Sherburne
     Brandon     Mt. Holly     Shrewsbury
     Castleton     Mt. Tabor     Sudbury
     Chittenden     Pawlet     Tinmouth
     Clarendon     Pittsfield     Wallingford
     Danby     Pittsford     Wells
     Fair Haven     Poultney     West Haven
     Hubbardton     Proctor     West Rutland
     Ira     Rutland City
     Mendon     Rutland Town

     IN WASHINGTON COUNTY, STATE OF VERMONT:
     Northfield     Roxbury

     IN WINDHAM COUNTY, STATE OF VERMONT:
     Athens     Guilford     Stratton
     Brattleboro     Jamaica     Townshend
     Brookline     Londonderry     Vernon
     Dover     Marlboro     Wardsboro
     Dummerston     Newfane     Westminster
     Grafton     Rockingham     Windham

     IN WINDSOR COUNTY, STATE OF VERMONT:
     Andover     Hartland     Sharon
     Baltimore     Ludlow     Springfield
     Barnard     Norwich     Stockbridge
     Bethel     Plymouth     Weathersfield
     Bridgewater     Pomfret     Weston
     Cavendish     Reading     West Windsor
     Chester     Rochester     Windsor
     Hartford     Royalton     Woodstock

         Resolutions Adopted December 2, 1997, by the Board of
                         Directors of
              Central Vermont Public Service Corporation

          On motion duly made and seconded, the following resolutions relating to the 39th Supplemental Indenture were unanimously passed and adopted:

     WHEREAS, by Section 12 of Article III of the Indenture of Mortgage of this Company to State Street Bank and Trust Company (successor trustee to The First National Bank of Boston, successor trustee to Old Colony Trust Company), Trustee, dated as of October 1, 1929 (the "Indenture"), this Company covenanted "that it will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Mortgage, especially to make subject to the lien hereof any property now owned or hereafter acquired by it, which it is herein provided shall be subject to the lien hereof", and, by Section 1 of Article XVI thereof, it is provided, among other things, that this Company and the Trustee may enter into such indentures supplemental thereto as may be deemed necessary or desirable "to assign, convey, confirm, mortgage, pledge, transfer and set over unto the Trustee, subject to such liens or other encumbrances as shall be therein specifically described, additional property or properties of the Company, for the equal and proportionate benefit and security, except as herein otherwise expressly provided, of the holders and owners of all bonds at any time issued and outstanding under this Mortgage", and "for any other purpose not inconsistent with the terms of this Mortgage and which shall not impair the security of the same", and by Section 12 of Article XV thereof this Company covenanted to cause to be recorded "an instrument evidencing each resignation, removal, incapacity, appointment or acceptance of a Trustee", and by Section 13 of Article XV thereof, the retiring Trustee was authorized to execute such instruments "as the successor Trustee shall request and as may in the opinion of counsel be proper to vest or confirm the trust estate in the successor Trustee", and

     WHEREAS,     this Company has not executed a supplemental
     indenture since the 38th Supplemental Indenture, dated as of December 10, 1993, and

     WHEREAS,     since that date, this Company has acquired
     properties which are subject to the lien of the Indenture but which have not been specifically listed in any supplemental indenture, and

     WHEREAS,     on September 26, 1995, The First National Bank
     of Boston sold substantially all of its corporate trust business and assets to State Street Bank and Trust Company, which thereupon commenced to act as Trustee under the Indenture and such succession of Trustee has not been recorded in the land records of the various towns wherein this Company owns property subject to the lien of the Indenture, and

     WHEREAS,     in order to comply with the obligations of the
     Company in Section 12 of Article III and elsewhere in the Indenture, and the provisions of said section and of Sections 12 and 13 of Article XV and Section 1 of Article XVI of the Indenture, it is desirable and the Company is permitted or required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver a supplemental indenture for the purpose of complying with said obligations and provisions, and

     WHEREAS,     by Section 11 of Article III of the Indenture,
     this Company covenanted "that in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, it will cause this Mortgage and every additional instrument which shall be executed pursuant to the terms hereof at all times to be recorded and filed in such manner and in such places as may be required by the laws of the state or states, in which the property subject hereto is located",

     NOW, THEREFORE, BE IT
     RESOLVED:     that this Board hereby approves the Thirty-Ninth
Supplemental Indenture to be dated as of December 29, 1997, setting forth the properties acquired by this Company since December 10, 1993 or not previously described in any supplemental indenture, also setting forth the succession of State Street Bank and Trust Company as Successor Trustee to The First National Bank of Boston, and also containing a confirmatory assignment of the trust estate from The First National Bank of Boston to State Street Bank and Trust Company, and authorizes and directs the President or any Vice President or the Treasurer of this Company for the time being in office, each as such officer and as agent of this Company, to execute and seal with the corporate seal of this Company (which shall be attested by the Secretary or an Assistant Secretary of this Company for the time being in office), and deliver to State Street Bank and Trust Company, Trustee, a Thirty-Ninth Supplemental Indenture to be dated as of December 29, 1997, substantially in the form presented to this meeting, subject to such changes, insertions and omissions as may be determined and approved by the President or any Vice President or the Treasurer of this Company executing the same, that such determination and approval are within the authority conveyed by this resolution to be conclusively evidenced by the execution of said Supplemental Indenture on behalf of this Company and such execution being a sufficient identification thereof for all purposes as the Supplemental Indenture hereby authorized, and

     FURTHER
     RESOLVED:     that the President or any Vice President or
     the Treasurer of this Company cause said Supplemental Indenture to be recorded and filed in such a manner and in such places as may be required to preserve and protect the security of the bondholders and the rights of the Trustee, and

     FURTHER
     RESOLVED:      that the officers of this Company be, and
     they are and each of them is hereby authorized in the name and on behalf of this Company to execute and file with the Vermont Public Service Board and with such other public regulatory commissions, bodies or agencies which in their opinion or in the opinion of counsel have jurisdiction in the premises, all other applications, petitions, instruments or documents, including any amendments thereto, which in their opinion or the opinion of counsel are necessary or expedient in order to consummate the transactions contemplated by these resolutions, and to employ such counsel and assistance as may be deemed necessary by any of them to accomplish the purpose hereof, and that any and all acts taken or to be taken by or under the authorization of any officer of or counsel to this Company in connection with the transactions contemplated in these resolutions are hereby ratified, confirmed and approved as if authorized hereby when taken.

          And I further certify that the foregoing resolutions have not since been amended or rescinded and are now in full force and effect.

          IN WITNESS WHEREOF I have hereunto set my hand as Assistant Secretary and have affixed the corporate seal of said Corporation this 29th day of December, 1997.

     Attest:


     ______________________________
     Carole L. Root
     Assistant Secretary